         As filed with the Securities and Exchange Commission on August 24, 2001

                                                   Registration No. 333-________
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          The Securities Act of 1933
                          --------------------------


                                COST PLUS, INC.

            (Exact name of Registrant as specified in its charter)

          California                                          94-1067973
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)



                                200 4th Street
                           Oakland, California 94607

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ------------------------

                            1995 STOCK OPTION PLAN

                           (Full title of the plan)

                           ------------------------

                                JOHN F. HOFFNER
                    Chief Financial Officer and Executive
                        Vice President, Administration
                                COST PLUS, INC.
                                200 4th Street
                               Oakland, CA 94607
                                (510) 893-7300

           (Name, address and telephone number of agent for service)

                           ------------------------


                                  Copies to:

                           HENRY P. MASSEY, JR., ESQ
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300




                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed                 Proposed
                                     Maximum                     Maximum                  Maximum
        Title of                      Amount                     Offering                Aggregate                    Amount of
     Securities to                    to be                       Price                   Offering                  Registration
     be Registered                 Registered (1)              Per Share(2)                Price                        Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par  value, to be
issued under 1995
Stock Option Plan...............   350,000 shares                  $22.42             $7,847,000.00                 $1,961.75

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement (the "Registration Statement") is the number of additional shares authorized to be issued under the 1995 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 21, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3 INFORMATION INCORPORATED BY REFERENCE
       -------------------------------------


       The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

       Item 3(a)

          The Registrant's Annual Report on Form 10-K, file no. 0-14970, filed on May 2, 2001, which contains audited financial statements for the Registrant's fiscal year ended February 3, 2001, the latest fiscal year for which such statements have been filed.

       Item 3(b)

          The Registrant's Quarterly Report on Form 10-Q, file no. 0-14970, filed June 15, 2001, which contains unaudited financial statements for the Registrant's quarter ended May 5, 2001.

       Item 3(c)

          Items 1 and 2 of the Registrant's registration statement on Form 8-A filed on March 1, 1996, as amended by Amendment No. 1 to Form 8-A filed on March 27, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4  DESCRIPTION OF SECURITIES
        -------------------------

        Not Applicable.

Item 5  INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        Not Applicable.

Item 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        Section 317 of the California Corporations Code makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has entered into indemnification agreements to such effect with its officers and directors.

        Article FIFTH of Registrant's Restated Articles of Incorporation and
Article XIV, Section 14.9 of the By-laws of Registrant provide that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

        The Registrant has the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

        The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7  EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not Applicable.

Item 8  EXHIBITS
        --------


                                                                                                Sequential
      Exhibit                                     Description                                     Page
      Number                                                                                     Number
----------------      ------------------------------------------------------------------    ----------------
       4.1            Amended and Restated Articles of Incorporation, as filed with the
                      California Secretary of State on April 1, 1996, incorporated by reference to Exhibit 3.1 to the Form 10-K filed for the year ended
                      February 1, 1997.

                      Certificate of Amendment of Restated Articles of Incorporation, as
                      filed with the California Secretary of State on February 25, 1999, incorporated by reference to Exhibit 3.1 to the Form 10-Q filed for the quarter ended May 1, 1999.

                      Certificate of Amendment of Restated Articles of Incorporation, as
                      filed with the California Secretary of State on September 24, 1999,
                      incorporated by reference to Exhibit 3.1.2 to the Form 10-K filed for the fiscal year ended January 30, 2000.

                      Certificate of Determination, as filed with California Secretary of
                      State on July 27, 1998, incorporated by reference to Exhibit 3.2 to the Form 10-K filed for the fiscal year ended January 30, 1999.

       4.2            Amended and Restated By-laws, dated February 22, 2001, incorporated by reference to Exhibit 3.3 to the Form 10-K filed for the year ended February 3, 2001.

       5.1            Opinion of Counsel as to Legality of Securities Being Registered.
      23.1            Independent Auditors' Consent.
      23.2            Consent of Counsel (contained in Exhibit 5.1 hereto).
      24.1            Power of Attorney (see page II-7).

Item 9  UNDERTAKINGS
        ------------


        A.  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cost Plus, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on August 24, 2001.


                                        COST PLUS, INC.

                                 By:    /s/ John F. Hoffner
                                        --------------------------------
                                        John F. Hoffner, Chief Financial
                                        Officer, Chief Accounting Officer, and
                                        Executive Vice President, Administration

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray H. Dashe and John F. Hoffner, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                              Date
------------------------------------      ----------------------------------        --------------------------
/s/ Murray H. Dashe                       Chairman, President, Chief                     August 24, 2001
----------------------------------------  Executive Officer and Director
(Murray H. Dashe)

/s/ John F. Hoffner                       Chief Financial Officer, Chief                 August 24, 2001
----------------------------------------  Accounting Officer, and Executive Vice
(John F. Hoffner)                         President, Administration

/s/ Joseph H. Coulombe                    Director                                       August 24, 2001
----------------------------------------
(Joseph H. Coulombe)

/s/ Barry J. Feld                         Director                                       August 24, 2001
----------------------------------------
(Barry J. Feld)

/s/ Danny W. Gurr                         Director                                       August 24, 2001
----------------------------------------
(Danny W. Gurr)

/s/ Fredric M. Roberts                    Director                                       August 24, 2001
----------------------------------------
(Fredric M. Roberts)

/s/ Kim D. Robbins                        Director                                       August 24, 2001
----------------------------------------
(Kim D. Robbins)

/s/ Thomas D. Willardson                  Director                                       August 24, 2001
----------------------------------------
(Thomas D. Willardson)